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                                                                    Exhibit 99.2



                               [Apache Letterhead]

CONTACT:

(MEDIA):          TONY LENTINI              (713/296-6227)
                  BILL MINTZ                (713/296-7276)

(INVESTOR):       ROBERT DYE                (713/296-6662)

(WEB SITE):       www.apachecorp.com

                                                           FOR IMMEDIATE RELEASE

                   APACHE SELLS $400 MILLION OF 10-YEAR NOTES
                             YIELDING 6.347 PERCENT

         Houston (April 8, 2002) - Apache Corporation (NYSE: APA) said today that it sold $400 million of 6.25 percent coupon notes which will mature April 15, 2012. The bonds were priced to yield 6.347 percent to investors.

         Interest is payable Oct. 15, 2002, and semiannually thereafter.

         Proceeds of the issue will be used to reduce existing commercial paper balances and for general corporate purposes. J.P. Morgan Securities and Banc of America Securities were lead managers. The offering is expected to close April 11, 2002.

         Apache is a large oil and gas independent with operations in the United States, Canada, Egypt, Western Australia, China, Poland and Argentina.



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